SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 31, 1998


                             OBJECTSOFT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


              Delaware              1-10751                22-3091075
    (State or Other Jurisdiction  (Commission             (IRS Employer
          of Incorporation)        File No.)           Identification No.)


       Continental Plaza III, 433 Hackensack Avenue, Hackensack, NJ 07601
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              (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (201) 343-9100


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On December 30, 1998, the Company entered into an Amended and Restated 6% Series D Convertible Preferred Stock Subscription Agreement, formerly known as the Private Equity Line of Credit Agreement (the "Agreement"), with several investors (the "Investors") which provides, subject to the fulfillment of various conditions, for the Investors to purchase up to $ 2,000,000 of 6% Series D Convertible Preferred Stock (the "Preferred Shares") in three separate tranches. On December 31, 1998, the Investors purchased the first tranche of 10,000 Preferred Shares (the "Initial Preferred Shares") and a Warrant to purchase an aggregate of 50,000 shares of the Company's Common Stock (the "Common Stock") for an aggregate puchase price of $1,000,000. The Company agreed to promptly file a registration statement under the Securities Act of 1933, as amended, registering for resale shares of the Company's Common Stock issuable in connection with the Agreement.

         Pursuant to the Agreement, and subject to the fulfilment of certain conditions, the Investors will purchase 10,000 additional Preferred Shares at an aggregate principal amount of $1,000,000 (the "Additional Preferred Shares"). The Additional Preferred Shares will be issued in two tranches (of 5,000 Preferred Shares each), with the first tranche of Additional Preferred Shares occurring on the ninetieth day following the effectiveness of the registration of the resale of the Common Stock underlying the Initial Preferred Shares. The Investors will also receive Warrants to purchase an aggregate of 25,000 shares of Common Stock for each of the two tranches of the Additional Preferred Shares. The Company has the option of terminating each tranche of the Additional Preferred Shares portion of the funding prior to the scheduled closing.

         At the closing of the Initial Preferred Shares, the Company issued to the placement agent (the "Placement Agent") 500 Preferred Shares, a Warrant to purchase 40,000 shares of Common Stock and 2% of the investment amount in cash, as placement agent fees. At the closing of each of the tranches of the Additional Preferred Shares, the Company will pay the Placement Agent (i) 2% of the investment amount in cash, (ii) 5% of the number of Preferred Shares issued to the Investors, and (iii) a Warrant to purchase 20,000 shares of Common Stock.

         Each Preferred Share may be converted into shares of Common Stock, beginning sixty days following the closing of the purchase of such Preferred Share, at a conversion rate determined by dividing $100, the purchase price per Preferred Share, by the Conversion Price, which is the lesser of (a) 0.80 times the average Closing Bid Price (as defined in the Certificate of Designation of the Preferred Shares) of the Common Stock for the five trading days ending on the day prior to conversion, or (b) $2.03. The number of shares of Common Stock issuable to each holder at any time upon conversion will not exceed the number of shares which, when aggregated with all other shares of Common Stock then owned of record by such holder, would result in such holder owning, in aggregate, more than 9.99% of all of the Company's outstanding Common Stock on the date of conversion.

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



         The foregoing is a brief description of the terms of the financing arrangement. It is not complete and it is qualified by reference to the Agreement dated December 30, 1998, the Certificate of Designation of the Series D Convertible Preferred Stock, as amended, the Form of Warrant, the Registration Rights Agreement and a Press Release issued on December 31, 1998, which have been filed as Exhibits to this Current Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


Exhibit
   No.                                Description
---------                             -----------

4.1*         -    Amended and Restated 6% Series D Convertible Preferred Stock
                  Subscription  Agreement,  formerly known as Private
                  Equity  Line  of  Credit  Agreement,  dated  as  of
                  December 30, 1998
4.2*         -    Certificate of Designation of Series D Preferred Stock
4.3*         -    Amended Certificate of Designation of Series D Preferred Stock
4.4*         -    Form of Investors' Warrant
4.5*         -    Registration Rights Agreement dated as of December 30, 1998
99.1*        -    Press Release issued on December 31, 1998
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*  Filed herewith.



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



                                   SIGNATURE

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 1999

                                   OBJECTSOFT CORPORATION


                                   By:  /s/ David E. Y. Sarna
                                        ----------------------------------------
                                            David E. Y. Sarna
                                            Chairman, Co-Chief Executive Officer
                                             and Secretary


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


                                  EXHIBIT INDEX



Exhibit
   No.                    Description
-------                   -----------

 4.1*       Amended  and  Restated  6%  Series  D  Convertible  Preferred Stock
            Subscription  Agreement,  formerly  known as Private Equity Line of
            Credit Agreement, dated as of December 30, 1998
 4.2*       Certificate of Designation of Series D Preferred Stock
 4.3*       Amended Certificate of Designation of Series D Preferred Stock
 4.4*       Form of Investors' Warrant
 4.5*       Registration Rights Agreement dated as of December 30, 1998
99.1*       Press Release issued on December 31, 1998

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*   Filed herewith.


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